KIRKPATRICK & LOCKHART LLP
                              1500 Oliver Building
                       Pittsburgh, Pennsylvania 15222-2312



                                                  April 7, 1997



First Investors Management Company, Inc.
95 Wall Street
New York, New York 10005

                  Re:      First Investors Multi-State Insured Tax Free Fund

Gentlemen:

         We hereby consent to the use of our name and the reference to our firm in Post-Effective Amendment No. 20 to the Registration Statement on Form N-1A of First Investors Multi-State Insured Tax Free Fund and the related Prospectus.

                                                  Very truly yours,

                                                  /s/Kirkpatrick & Lockhart LLP

                                                  Kirkpatrick & Lockhart LLP